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                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

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                               TERM LOAN AGREEMENT

                          Dated as of October 30, 2003

                                      Among

                       KEYSTONE AUTOMOTIVE HOLDINGS, INC.,

                            The Lenders Party Hereto,

                                       and

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE 1
                        Definitions and Accounting Terms

Section 1.01.  Defined Terms.............................................      1
Section 1.02.  Other Interpretive Provisions.............................      6
Section 1.03.  Times of Day..............................................      7

                                    ARTICLE 2
                                  The Term Loan

Section 2.01.  Term Loans................................................      7
Section 2.02.  Borrowing, Conversions and Continuations of Loans.........      7
Section 2.03.  Prepayments...............................................      9
Section 2.04.  Termination of Term Commitments...........................     10
Section 2.05.  Repayment of Loans........................................     10
Section 2.06.  Interest..................................................     10
Section 2.07.  Computation of Interest and Fees..........................     10
Section 2.08.  Evidence of Debt..........................................     11
Section 2.09.  Payments Generally........................................     11
Section 2.10.  Sharing of Payments.......................................     13

                                    ARTICLE 3
                Incorporation by Reference; Additional Agreements

Section 3.01.  Generally.................................................     14
Section 3.02.  Taxes, Yield Protection And Illegality....................     14
Section 3.03.  Representations And Warranties............................     14
Section 3.04.  Affirmative and Negative Covenants........................     14
Section 3.05.  Certain Other Provisions..................................     15

                                    ARTICLE 4
                       Conditions Precedent to Term Loans

Section 4.01.  Conditions of Making of Term Loans........................     15

                                    ARTICLE 5
                         Events of Default and Remedies

Section 5.01.  Events of Default.........................................     17
Section 5.02.  Remedies Upon Event of Default............................     17
Section 5.03.  Application of Funds......................................     18

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                                   ARTICLE 6
                                   The Agents

Section 6.01.  Appointment and Authorization.............................     18
Section 6.02.  Delegation of Duties......................................     19
Section 6.03.  Liability of Agents.......................................     19
Section 6.04.  Reliance by Agents........................................     19
Section 6.05.  Notice of Default.........................................     20
Section 6.06.  Credit Decision; Disclosure of Information by Agents......     20
Section 6.07.  Indemnification of Agents.................................     21
Section 6.08.  Agent in its Individual Capacity..........................     22
Section 6.09.  Successor Administrative Agent............................     22
Section 6.10.  Administrative Agent May File Proofs of Claim.............     23

                                    ARTICLE 7
                                  Miscellaneous

Section 7.01.  Amendments, Etc...........................................     24
Section 7.02.  Successors and Assigns....................................     25
Section 7.03.  Set-Off...................................................     28
Section 7.04.  Counterparts..............................................     29
Section 7.05.  GOVERNING LAW.............................................     29
Section 7.06.  WAIVER OF RIGHT TO TRIAL BY JURY..........................     29

SIGNATURES...............................................................    S-1

                                       ii

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SCHEDULES

     2.01 Term Commitments and Pro Rata Shares

EXHIBITS

           Form of
     A     Term Loan Notice
     B     Note
     C     Assignment and Assumption
     D     Opinion Matters

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                               TERM LOAN AGREEMENT

     This TERM LOAN AGREEMENT ("Agreement") is entered into as of October 30, 2003, among KEYSTONE AUTOMOTIVE HOLDINGS, INC., a Delaware corporation ("Holdings"), each LENDER and registered assigns from time to time party hereto (each, a "Lender" and collectively, the "Lenders"), and BANK OF AMERICA, N.A., as Administrative Agent.

     Holdings has requested that the Lenders provide a term loan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                        Definitions and Accounting Terms

     Section 1.01. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings provided in the Company Credit Agreement (modified as applicable in accordance with Section 3.01). As used in this Agreement, the following terms shall have the meanings set forth below:

     "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Aggregate Term Commitments" means the Term Commitments of all Term Lenders, which as of the Closing Date shall equal $3,500,000.

     "Aggregate Term Exposures" means, at any time, the sum of the Term Exposures at such time.

     "Aggregate Term Loans" means the Term Loans of all Lenders.

     "Agreement" means this Term Loan Agreement.

     "Applicable Rate" means (1) with respect to any Eurodollar Rate Loans, a rate per annum of 1.25% and (2) with respect to any Base Rate Loans, a rate per annum of 0.25%.

     "Approved Fund" has the meaning specified in Section 7.02(g).

     "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit C.

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     "Bain Entities" means Bain Capital Fund VII, LLC, Bain Capital VII
Coinvestment Fund, LLC, BCIP Associates III, LLC, BCIP T Associates III, LLC, BCIP Associates III-B, LLC and BCIP T Associates III-3, LLC

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

     "Borrowing" means the borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01 on the Closing Date.

     "Capital Call Agreement" means the Capital Call Agreement dated as of the date hereof among the Bain Entities and the Administrative Agent, as amended from time to time.

     "Closing Date" means the first date all the conditions precedent in Section
4.01 are satisfied or waived in accordance with Section 4.01.

     "Company" means Keystone Automotive Operations, Inc., a Pennsylvania corporation.

     "Company Credit Agreement" means the Credit Agreement dated as of the Closing Date among Holdings, the Company, the Lenders party thereto and Bank of America as Administrative Agent, Swing Line Lender and L/C Issuer, as amended from time to time.

     "Company Credit Agreement Payout" means the repayment of all loans and the letter of credit reimbursement obligations under the Company Credit Agreement, the cancellation or termination of all commitments thereunder and the fact that no letter of credit remain outstanding thereunder.

     "Company Loan Documents" means the Company Credit Agreement and all other "Loan Documents" referred to therein

     "Compensation Period" has the meaning specified in Section 2.09(c)(ii).

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

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     "Default Rate" means an interest rate equal to (a) the Base Rate plus (b)
the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Eligible Assignee" has the meaning specified in Section 7.02(g).

     "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

     "Event of Default" has the meaning specified in Section 5.01.

     "Fund" has the meaning specified in Section 7.02(g).

     "Holdings" has the meaning specified in the introductory paragraph hereto.

     "Insolvency Event" means, with respect to any Person, any of the following events: (i) such Person or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property, (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days, (iii) any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding, (iv) such Person or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (v) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 consecutive days after its issue or levy.

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     "Interest Payment Date" means, (a) as to any Loan other than a Base Rate
Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date, as the case may be; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date, as the case may be.

     "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Holdings in its Loan Notice; provided that:

          (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c) no Interest Period as to any Loan shall extend beyond the Maturity Date.

     "Lender" has the meaning specified in the introductory paragraph hereto.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Holdings and the Administrative Agent.

     "Loan" has the meaning specified in Section 2.01.

     "Loan Documents" means this Agreement and each Note.

     "Loan Notice" means a notice of (i) the Borrowing, (ii) a conversion of Term Loans from one Type to the other, or (iii) a continuation of Eurodollar Rate Loans, which, if in writing, shall be substantially in the form of Exhibit E.

     "Loan Parties" means Holdings.

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     "Maturity Date" means the earlier of (i) September 30, 2004 and (ii) the date on which the an amount of the Tax Refund at least equal to the principal amount of the Loans made on the date hereof is received or realized.

     "Note" means a promissory note made by Holdings in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

     "Outstanding Amount" means, with respect to the Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments occurring on such date.

     "Participant" has the meaning specified in Section 7.02(d).

     "Pro Rata Share" means with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term Exposure of such Term Lender at such time and the denominator of which is the amount of the Aggregate Term Exposures at such time. The initial Pro Rata Shares of each Lender are set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Register" has the meaning specified in Section 7.02(c).

     "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Term Exposures; provided that Term Exposures held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Responsible Officer" means, with respect to any Person, the chief executive officer, president or chief financial officer of such Person. Any document delivered hereunder that is signed by a Responsible Officer of Holdings shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Holdings and such Responsible Officer shall be conclusively presumed to have acted on behalf of Holdings.

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     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Holdings.

     "Tax Refund" means a tax refund received by the Company or a reduction in cash tax payments otherwise required to be made by the Company and its Subsidiaries with respect to any taxable period ending on or before December 31, 2004, which reduction is realized after the Closing Date as a result of tax deductions available as a result of the consummation of the Acquisition, including without limitation due to the exercise of options or the sale of stock in connection with the Acquisition and any bonuses paid by the Company or any of its Subsidiaries as a result of the Acquisition.

     "Term Commitment" means, as to each Lender, its obligation to make Loans to Holdings pursuant to Section 2.01, in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name in the column entitled "Term Commitment" on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Term Exposures" means, at any time, (i) the Aggregate Term Commitments at such time if then in effect and (ii) otherwise, the Aggregate Term Loans at such time.

     "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b)(i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

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          (ii) Article, Section, Exhibit and Schedule references are to the Loan
     Document in which such reference appears.

          (iii) The term "including" is by way of example and not limitation.

          (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     Section 1.03. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                   ARTICLE 2
                                  The Term Loan

     Section 2.01. Term Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a loan (each such loan, a "Loan") to Holdings on the Closing Date in an amount not to exceed the amount of such Lender's Term Commitment. The Term Commitments are not revolving in nature, and amounts repaid in respect of Loans may not be reborrowed. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     Section 2.02. Borrowing, Conversions and Continuations of Loans.

     (a) The Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Holdings' irrevocable notice to the Administrative Agent, which may be given by telephone or electronic mail. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of the Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of the Borrowing of Base Rate Loans. Each

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

telephonic or electronic mail notice by Holdings pursuant to this Section 2.02 must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of Holdings. The Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of 500,000 in excess thereof. The Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic, by electronic mail or written) shall specify (i) whether Holdings is requesting the Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day and, in the case of the Borrowing, shall be the Closing Date), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed (which, in the case of the Borrowing, shall be Base Rate Loans) or the Type of Loans to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Holdings fails to specify a Type of Loan in a Loan Notice or if Holdings fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as Eurodollar Rate Loans with an Interest Period of one month. Any such automatic continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If Holdings requests the Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by Holdings, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of the Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to Holdings in like funds as received by the Administrative Agent either by (i) crediting the account of Holdings on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by Holdings.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be

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requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

     (d) The Administrative Agent shall promptly notify Holdings and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be made in good faith and shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify Holdings and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to the Borrowing, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than two Interest Periods in effect.

     Section 2.03. Prepayments.

     (a) Holdings may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 (or, if less, the remaining principal amount of any Eurodollar Rate Loan) or a whole multiple of $100,000 in excess thereof; and
(iii) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 (or, if less, the remaining principal amount of any Base Rate Loan) or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and Type(s) of Loans to be prepaid. Each prepayment shall be made ratably among the Lenders in accordance with their respective Pro Rata Shares. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by Holdings, Holdings shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05 of the Company Credit Agreement (as incorporated herein).

     (b) Within three Business Days after any cash proceeds are received or realized by Holdings or any Subsidiary in respect of the Tax Refund, Holdings shall prepay Loans in an aggregate amount equal to such cash proceeds.

     Section 2.04. Termination of Term Commitments. Unless previously terminated, the Term Commitments will terminate on the earlier of (i) the Closing Date immediately after the closing hereunder and (ii) December 31, 2003 if the Closing Date has not occurred on or before such date.

     Section 2.05. Repayment of Loans.

     Holdings shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

     Section 2.06. Interest.

     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. The Eurodollar Rate for each Interest Period shall be determined pursuant to the definition of "Eurodollar Rate" set forth in the Company Credit Agreement, except that the "Interest Period" referred to therein shall be the relevant Interest Period hereunder, and the "Administrative Agent" shall be the Administrative Agent hereunder.

     (b) If any amount payable by Holdings under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, Holdings shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     Section 2.07. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed

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

(which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.09(a), bear interest for one day.

     Section 2.08. Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business as provided in
Section 7.02(c). The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to Holdings and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Holdings hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, Holdings shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     Section 2.09. Payments Generally.

     (a) All payments to be made by Holdings shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Holdings hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by Holdings shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless Holdings or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that Holdings or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that Holdings or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if Holdings failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to Holdings to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon Holdings, and Holdings shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Term Commitment or to prejudice any rights which the Administrative Agent or Holdings may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or Holdings with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
Article 2, and such funds are not made available to Holdings by the

Administrative Agent because the conditions to the applicable Loan set forth in
Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     Section 2.10. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 of the Company Credit Agreement (as incorporated herein) (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Holdings agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 7.03) with respect to such participation as fully as if such Lender were the direct creditor of Holdings in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                   ARTICLE 3
                Incorporation by Reference; Additional Agreements

     Section 3.01. Generally. Certain provisions (the "Incorporated Provisions") contained in this Agreement are incorporated by reference from or defined with reference to the Company Credit Agreement solely for the convenience of the parties hereto in documenting this Agreement and the transactions referred to herein. Each Incorporated Provision shall be incorporated or referred to as though all references therein to the "Agreement", the "Notes", the "Administrative Agent", the "Lenders", the "Loan Documents", the "Eurodollar Rate Loans", and the "Lending Office" were references to this Agreement, the Notes, the Administrative Agent, the Lenders, the Loan Documents, the "Eurodollar Rate Loans" and the "Lending Office" hereunder, respectively, and other changes shall be made (as required by the context) so that such Incorporated Provisions are made solely for the benefit of the Administrative Agent and the Lenders with respect to this Agreement. After the Company Credit Agreement Payout, the Incorporated Provisions shall remain in effect hereunder (and, without limitation, the covenants incorporated herein shall continue to be in full force and effect) as they existed immediately prior to the Company Credit Agreement Payout.

     Section 3.02. Taxes, Yield Protection And Illegality. The provisions of
Article 3 of the Company Credit Agreement are hereby incorporated by reference into this Agreement as such, in favor of and for the benefit of the Administrative Agent and the Lenders, as if fully set forth in this Agreement.

     Section 3.03. Representations And Warranties. Holdings represents and warrants that each of the representations and warranties set forth in Article 5 of the Company Credit Agreement (other than Section 5.20, as to which Holdings makes no representation under this Agreement) is true and correct on and as of the date hereof, and all such representations and warranties are hereby incorporated by reference into this Agreement as such, in favor of and for the benefit of the Administrative Agent and the Lenders, as if fully set forth in this Agreement.

     Section 3.04. Affirmative and Negative Covenants. So long as any Lender shall have any Term Commitment hereunder, or any Loan or other Obligation hereunder (other than contingent indemnification obligations and expense reimbursement obligations not yet due and payable) shall remain unpaid or unsatisfied:

     (a) Holdings will use the proceeds of the Loans exclusively to finance in part the Acquisition.

     (b) Holdings will not, and will not permit the Company to, agree to any amendment or waiver (i) of Sections 7.03(b), 7.06(d) or 7.06(h) of the Company

Credit Agreement, or (ii) of clause (B) of the proviso of the definition of "Extraordinary Receipt" contained in the Company Credit Agreement, in each case without the consent of the Required Lenders hereunder.

     Section 3.05. Certain Other Provisions. The provisions of Sections 1.03, 1.04, 10.02 through 10.06, 10.08, 10.10 through 10.17 and 10.20 of the Company
Credit Agreement are hereby incorporated by reference into this Agreement as such, in favor of and for the benefit of the Administrative Agent and the Lenders, as if fully set forth in this Agreement.

                                   ARTICLE 4
                       Conditions Precedent to Term Loans

     Section 4.01. Conditions of Making of Term Loans. The obligation of each Lender to make its Loans hereunder on the Closing Date is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

          (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and Holdings;

          (ii) executed counterparts of the Capital Call Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and Holdings;

          (iii) a Note executed by Holdings in favor of each Lender requesting a Note hereunder;

          (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

          (v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that Holdings is validly existing, in good standing and qualified to engage in business in the jurisdictions listed opposite its name on Schedule 4.01 to the Company Credit Agreement;

          (vi) a favorable opinion of Kirkland & Ellis LLP, special counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Arrangers;

          (vii) a certificate signed a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

          (viii) a Loan Notice with respect to the Borrowing of Loans to be made on the Closing Date and a certificate signed by a Responsible Officer of Holdings, dated the Closing Date, certifying as to the satisfaction of the conditions set forth in clauses (f) and (g) below;

          (ix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

     (b) (i) The "Closing Date" under the Company Credit Agreement shall have occurred, and (ii) the extensions of credit to be made thereunder on the Closing Date shall have been made (or shall be made contemporaneously with the making of the Loans hereunder). The Administrative Agent and the Lenders shall be entitled to rely on each of the certificates (other than secretary's certificates) delivered pursuant to Section 4.01 of the Company Credit Agreement as if such certificates had been addressed to them, and Holdings shall have made available copies of all such certificates to the Administrative Agent.

     (c) All loans made by the Lenders to Holdings shall be in full compliance with the Regulations U and X issued by the FRB.

     (d) The Closing Date shall have occurred on or before December 31, 2003.

     (e) The representations and warranties of Holdings contained in Section 3.03, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

     (f) No Default shall exist, or would result from the Borrowing to be made on the Closing Date.

                                   ARTICLE 5
                         Events of Default and Remedies

     Section 5.01. Events of Default. Any of the following shall constitute an Event of Default:

     (a) Non-Payment. Holdings fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. Holdings fails to perform or observe any term, covenant or agreement contained in Section 3.04; or

     (c) Insolvency Event. Any Insolvency Event shall occur with respect to Holdings, the Company or any of their respective Subsidiaries; or

     (d) Company Credit Agreement Acceleration. Any default under the Company Credit Agreement shall have occurred and be continuing and such default results in the acceleration of such indebtedness prior to its express maturity.

     Section 5.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Holdings;

     (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an Insolvency Event with respect to Holdings, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

     Section 5.03. Application of Funds. After the exercise of remedies provided for in Section 5.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 5.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Holdings or as otherwise required by Law.

                                   ARTICLE 6
                                   The Agents

     Section 6.01. Appointment and Authorization. Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein. The Administrative Agent shall not have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other

Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     Section 6.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     Section 6.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     Section 6.04. Reliance by Agents.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such the Administrative Agent. The Administrative

Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in
Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     Section 6.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or Holdings referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article 5; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     Section 6.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Holdings and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Holdings and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     Section 6.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent the Administrative such Agent is not reimbursed for such expenses by or on behalf of Holdings. The undertaking in this Section shall survive termination of the Term Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

     Section 6.08. Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     Section 6.09. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by Holdings at all times other than during the existence of an Event of Default (which consent of Holdings shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Holdings, a successor administrative agent from among the Lenders; provided that any such successor administrative agent shall be either a domestic office of a commercial bank organized under the laws of the United States or any State thereof, or a United States branch of a bank that is organized under the laws of another jurisdiction, in either case which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, the term "Administrative Agent" shall mean such successor administrative agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 6 and Sections 10.04 and
10.05 of the Company Credit Agreement (as incorporated herein) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     Section 6.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Holdings) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.07 and Section 10.04 of the Company Credit Agreement (as incorporated herein)) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and Section 10.04 of the Company Credit Agreement (as incorporated herein).

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                                   ARTICLE 7

                                Miscellaneous

     Section 7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Holdings or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Holdings and, in the case of the Capital Call Agreement, the Bain Entities, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) increase the Term Commitment of any Lender without the written consent of such Lender;

     (b) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled termination of any Term Commitment hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (c) reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of Holdings to pay interest at the Default Rate;

     (d) change Section 2.10 or Section 5.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (e) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

     (f) release any Bain Entity from its obligations under the Capital Call Agreement without the written consent of each Lender;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Term Commitment of such Lender may not be increased or extended without the consent of such Lender.

     Section 7.02. Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Holdings may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (ii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Term Commitment and any Loans; provided that:

          (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Term Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Term Commitment and Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Holdings otherwise consents (each such consent not to be unreasonably withheld or delayed);

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Term Commitment assigned;

          (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 of the Company Credit Agreement (as incorporated herein) with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, Holdings (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of Holdings, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Commitments of, and principal amounts of the Loans owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Holdings and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, Holdings or the Administrative Agent, sell participations to any Person (other than a natural person or Holdings or any of Holdings' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a), (b) or (c) of the first proviso to Section 7.01 that directly affects such Participant. Subject to subsection (e) of this Section, Holdings agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 of the Company Credit Agreement (as incorporated herein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.03 as though it were a Lender, provided such Participant agrees to be subject to Section 2.10 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 of the Company Credit Agreement (as incorporated herein) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Holdings' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 of the Company Credit Agreement (as incorporated herein) unless Holdings is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Holdings, to comply with Section 10.15 of the Company Credit Agreement (as incorporated herein) as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) As used herein, the following terms have the following meanings:

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
     (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless a Default has occurred and is continuing, Holdings (each such approval not to be unreasonably withheld or delayed), each of which shall have complied with Section 10.15 of the Company Credit Agreement (as incorporated herein), as applicable; provided that notwithstanding the foregoing, "Eligible Assignee" shall not include Holdings or any of Holdings' Affiliates or Subsidiaries.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 7.02,
(i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

     Section 7.03. Set-Off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to Holdings or any other Loan Party, any such notice being waived by Holdings (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of Holdings against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify Holdings and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

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

     Section 7.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 7.05. GOVERNING LAW.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ALL OF THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     Section 7.06. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF

THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        KEYSTONE AUTOMOTIVE
                                           HOLDINGS, INC.


                                        By:   /s/ Robert Vor Broker
                                            ------------------------------------
                                        Name:     Robert Vor Broker
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        BANK OF AMERICA, N.A., as
                                           Administrative Agent


                                        By: /s/ Charles D. Graber
                                            ------------------------------------
                                        Name:  Charles D. Graber
                                              ----------------------------------
                                        Title:  Vice President
                                               ---------------------------------

                                        BANK OF AMERICA, N.A., as a Lender


                                        By:  /s/ Bradford Jones
                                            ------------------------------------
                                        Name: Bradford Jones
                                              ----------------------------------
                                        Title: MD
                                               ---------------------------------

                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

                                          Pro Rata Share of
                                            Aggregate Term
        Lender          Term Commitment     Commitments
---------------------   ---------------   -----------------
Bank of America, N.A.      $1,925,000        55.000000000%
UBS Loan Finance LLC        1,575,000        45.000000000%
Total                      $3,500,000       100.000000000%